EXHIBIT 99.1

Molecular Templates, Inc. Reports First Quarter 2020 Financial Results

AUSTIN, Texas, May 11, 2020 (GLOBE NEWSWIRE) -- Molecular Templates, Inc. (Nasdaq: MTEM, “Molecular Templates,” or “MTEM”), a clinical-stage biopharmaceutical company focused on the discovery and development of the Company’s proprietary targeted biologic therapeutics, engineered toxin bodies (ETBs), today reported financial results for the first quarter of 2020. As of March 31, 2020, MTEM’s cash and investments totaled $108 million, which is expected to fund operations into 2022.

“We continue to make meaningful progress at MTEM despite the headwinds that COVID-19 has created for clinical trial site initiation and patient enrollment,” said Eric Poma, Ph.D., Molecular Templates’ Chief Executive Officer and Scientific Officer. “We expect to report interim clinical data this year from our three MT-3724 Phase II studies and our MT-5111 Phase I study. We also expect to present preclinical data on programs against new targets and file the IND for MT-6402, our PD-L1 targeted ETB with antigen seeding, by year-end.”

Company Highlights, Pipeline Status, and Upcoming Milestones

Corporate

  On February 19, 2020, MTEM announced the initiation of dosing in a Phase I study investigating TAK-169 in patients with relapsed/refractory multiple myeloma. Co-developed with Millennium Pharmaceuticals, Inc., a wholly owned subsidiary of Takeda Pharmaceutical Company Limited (“Takeda”), TAK-169 is a potential first-in-class CD38-targeting ETB. As a result of achieving this milestone, MTEM received a $10 million payment from Takeda.

Impact of COVID-19

  The COVID-19 pandemic has resulted in a significant slowdown in the pace of site initiations and patient enrollment across our MT-3724 Phase II programs.  As a CD20-targeting agent for the treatment of hematological malignancy, MT-3724 may impair the ability to generate humoral immunity to coronavirus infection. Physicians may be less inclined to enroll patients given this concern.
  MT-5111 screening and enrollment has been less impacted than MT-3724 but is still enrolling at a slower pace than was projected pre-COVID-19.
  To date, MTEM has been able to continue to work at its cGMP manufacturing facility and laboratories without interruption from COVID-19. As a result, manufacturing of product supply for clinical trials and research activities to support advancement of our preclinical pipeline (including partnered programs) have not been impacted to date by COVID-19.
  During the COVID-19 pandemic, MTEM is carefully and continually evaluating the potential individual patient risk associated with continuing to enroll in MTEM’s existing studies and the degree of disruption to these studies and MTEM’s business generally.

MT-3724 (CD20 ETB)

  MTEM is currently conducting three ongoing Phase II studies in relapsed/refractory diffuse large B-cell lymphoma (DLBCL): a monotherapy study that has the potential to be pivotal, a combination study with chemotherapy, and a combination study with lenalidomide.
  MTEM expects to report updates on all three MT-3724 studies in 2H20.

TAK-169 (CD38 ETB)

  Takeda and MTEM are conducting an ongoing Phase I study for TAK-169 in relapsed/refractory multiple myeloma.

MT-5111 (HER2 ETB)

  MTEM is conducting an ongoing Phase I study of MT-5111 in HER2-positive cancers.
  MTEM expects to provide a data update from the MT-5111 Phase I study in 2Q20 and release additional data from the dose escalation portion of the study in 4Q20.

Research

  MTEM expects to file an IND application for MT-6402, its ETB targeting PD-L1 (with antigen seeding), in 2H20.
  Several other ETB candidates are in preclinical development against targets including CTLA-4, SLAMF-7, and CD45.
  MTEM expects to present preclinical data on several new targets ETB programs at upcoming medical conferences including the American Association for Cancer Research (AACR) Virtual Annual Meeting II, taking place June 22-24, 2020.

Financial Results

The net loss attributable to common shareholders for the first quarter of 2020 was $22.0 million, or $0.48 per basic and diluted share. This compares with a net loss attributable to common shareholders of $6.2 million, or $0.17 per basic and diluted share, for the same period in 2019.

Revenues for the first quarter of 2020 were $4.1 million, compared to $7.0 million for the same period in 2019. Revenues for the first quarter of 2020 were comprised of revenues from collaborative research and development agreements with Takeda and Vertex, as well as grant revenue from CPRIT. Total research and development expenses for the first quarter of 2020 were $20.6 million, compared with $8.4 million for the same period in 2019. Total general and administrative expenses for the first quarter of 2020 were $5.6 million, compared with $4.9 million for the same period in 2019.

About Molecular Templates

Molecular Templates is a clinical-stage company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, or ETBs, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer and other serious diseases.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements.  All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements.  Examples of such statements include, but are not limited to, statements relating to the development of the MT-3724, MT-5111, TAK-169, and MT-6402; the expected timing of submitting various IND applications and conducting studies; the expected participation and presentation at upcoming medical conferences; and the Company’s belief that its proprietary biologic drug platform technology, or ETBs, provides for a differentiated mechanism of action that may address some of the limitations associated with currently available cancer therapeutics.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the uncertainties inherent in the preclinical and clinical development process; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; the ability of the Company to protect its intellectual property rights; risks from global pandemics including COVID-19; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in the Company’s filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Contact:

Adam Cutler
Chief Financial Officer
adam.cutler@mtem.com
862-204-4006

Molecular Templates, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Research and development revenue - from related party	$333	$6,413
Research and development revenue - other	1,467	—
Grant revenue	2,341	595
Total revenue	4,141	7,008
Operating expenses:
Research and development	20,631	8,454
General and administrative	5,647	4,935
Total operating expenses	26,278	13,389
Loss from operations	22,137	6,381
Interest and other income, net	472	510
Interest and other expense, net	(348)	(293)
Change in fair value of warrant liabilities	—	(4)
Loss before provision for income taxes	22,013	6,168
Provision for income taxes	5	—
Net loss	22,018	6,168
Net loss attributable to common shareholders	$22,018	$6,168
Net loss per share attributable to common shareholders:
Basic and diluted	$0.48	$0.17
Weighted average number of shares used in net loss per share calculations:
Basic and diluted	45,649,065	36,738,993

Molecular Templates, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2020 (unaudited)	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$34,444	$85,451
Marketable securities, current	70,544	39,633
Prepaid expenses	3,727	2,318
Grants revenue receivable	9,441	7,100
Accounts receivable, related party	1,300	408
In-process research and development - held for sale	4,500	4,500
Other current assets	242	489
Total current assets	124,198	139,899
Marketable securities, non-current	3,010	1,510
Operating lease right-of-use assets, non-current	9,617	9,959
Property and equipment, net	19,301	18,158
Other assets	4,617	4,676
Total assets	$160,743	$174,202
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,770	$1,465
Accrued liabilities	11,531	14,544
Deferred revenue, current	11,465	8,511
Deferred revenue, current, related party	8,773	8,780
Other current liabilities, related party	7,754	—
Other current liabilities	2,543	2,501
Total current liabilities	43,836	35,801
Deferred revenue, long-term	14,523	18,944
Deferred revenue, long-term, related party	1,355	441
Long-term debt, net	2,888	2,940
Operating lease liabilities, non-current	11,232	11,682
Other liabilities	3,143	1,366
Total liabilities	76,977	71,174
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value:
Authorized: 2,000,000 shares at March 31, 2020 and December 31, 2019; issued and outstanding: 250 shares at March 31, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value:
Authorized: 150,000,000 shares; issued and outstanding: 45,703,934 shares at March 31, 2020 and 45,589,157 shares at December 31, 2019	46	46
Additional paid-in capital	269,581	267,089
Accumulated other comprehensive income	282	18
Accumulated deficit	(186,143)	(164,125)
Total stockholders’ equity	83,766	103,028
Total liabilities and stockholders’ equity	$160,743	$174,202